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LIMITED LIABILITY COMPANY AGREEMENT
OF
LEAF VENTURES, LLC

(a Delaware Limited Liability Company)

THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of March ____, 2007, by which LEAF Financial Corporation (the “Class A Member”), Crit DeMent, Miles Herman, Robert Moskovitz, David English, Matthew Goldenberg and Nicholas Capparelli (individually each a “Class B Member” and collectively the “Class B Members”), establish and organize a limited liability company (the “Company”) to be managed by the Class A Member. The Class A Member and the Class B Member are sometimes collectively referred to as the “Members”. The Members, intending to be legally bound, hereby set forth the terms of their agreement as to the affairs of the Company and the conduct of its business, as follows:

DEFINITIONS

As used in this Agreement, the capitalized terms shall have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act, as amended, and any successor act.

“Affiliate” means (i) a Person defined as an affiliate in Section 101 of the United States Bankruptcy Code, including all insiders (as defined in Section 101), or (ii) any Person controlled by, controlling or under common control with a Person.

“Agreement” shall mean this Limited Liability Company Agreement, as amended.

“Capital” shall mean the sum of all of the money and other property contributed to the Company by the Members as provided herein.

“Capital Account” shall mean the book capital account established and maintained for each Member.

“Capital Contributions” shall mean all contributions to the Capital of the Company made by the Members under the terms of this Agreement.

“Capital Contribution” shall mean each initial and any subsequent contribution to the Capital of the Company by a Member.

“Capital Transaction” shall mean any sale, transfer, financing, refinancing, exchange or other disposition of all or substantially all of the assets of the Company, not in the ordinary course of business.

“Capital Transaction Proceeds” shall mean all cash receipts of the Company arising from a Capital Transaction (including principal and interest received on a debt obligation received as consideration, in whole or in part, on a sale of assets and the net proceeds of refinancing of any indebtedness of the Company), less all expenses incurred and reserves determined by the Class A Member to be necessary in connection with the Capital Transaction; provided, however, that neither distributions which are deemed returns of Capital for Federal income tax purposes nor the payment of Capital Contributions by the Members shall be included within the meaning of the term Capital Transaction Proceeds.

“Certificate” shall mean the Certificate of Formation of the Company as filed with the Delaware Secretary of State, including any and all amendments thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Distributable Cash” shall mean, for any Fiscal Year (as defined in Section 4 hereof) or portion thereof, Gross Revenues minus the total annual cash expenditures of the Company (excluding cash expenditures attributable to a Capital Transaction) and any additions to cash reserves of the Company as determined by the Class A Member for such period.

“Gross Revenues” shall mean, for any Fiscal Year or portion thereof, the total cash gross receipts from operations of the Company from all sources (but excluding Capital Transaction Proceeds), Capital Contributions and the proceeds of any loans made to the Company) for such period.

“Interest” or “Interest in the Company” shall mean the ownership interest of each Member in the Company as set forth in Schedule A, as Schedule A may be amended from time to time.

“Merit Capital Advance LLC Agreement” shall mean the limited liability company agreement of Merit Capital Advance, LLC, a Delaware limited liability company.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust or other entity.

“Regulations” shall mean the regulations promulgated from time to time by the U.S. Treasury Department under the Code.

“Transfer” shall mean any and all types of transfers including, but not limited to, any sale, conveyance, assignment, disposition, distribution, encumbrance, pledge, mortgage, hypothecation or gift.

“Units” shall mean a representation of a Member’s respective Interest in the Company.

Any capitalized terms not defined above shall have the meanings ascribed to them in the relevant sections of this Agreement.

1. FORMATION AND NAME

            The parties to this Agreement agree to establish and organize a limited liability company pursuant to the Act, upon the terms set forth in this Agreement. The Members are hereby admitted to the Company as members in the Company. The name of the Company shall be LEAF Ventures, LLC.

2. PRINCIPAL AND REGISTERED OFFICE

            The principal office of the Company shall be 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, and the registered office of the Company shall be 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. The Class A Member may from time to time change such principal and registered office upon written notice to the other Members. All Members agree to execute and deliver all necessary documents in connection with the registration of the Company in all jurisdictions requiring such registration.

3. PURPOSE

            The purpose of the Company shall be to acquire membership interests in Merit Capital Advance, LLC and to engage in any lawful act or activity for which limited liability companies may be organized under the Act and engage in any and all activities necessary, convenient, desirable or incidental to the foregoing. The Company shall have the authority to do all things necessary or advisable in order to accomplish such purpose.

4. TERM; FISCAL YEAR

The existence of the Company shall commence on the date the Certificate is filed and deemed effective in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved in accordance with the provisions of this Agreement (the “Term”). The fiscal year of the Company (the “Fiscal Year”) shall begin on October 1 and end on September 30 unless otherwise determined by the Class A Member.

5. MEMBERS AND THEIR INTERESTS

            5.1. Members. There shall be two classes of Members, the Class A Member and the Class B Members. Unless otherwise set forth in this Agreement, the Company shall be managed by the Class A Member in accordance with the provisions of Section 8. The Members each shall individually have the number of Units and a corresponding Interest in the Company as set forth on Schedule A hereto. The Class A Member shall modify Schedule A from time to time, upon the issuance of additional Units or a transfer of Units to reflect the then current Members and their respective Interests in the Company and such schedule shall be kept at the principal office of the Company. The Company may issue partial or fractional Units.

            5.2. Capital Contributions.

5.2.1. Members. Each Member agrees to make on the date of this Agreement the Capital Contribution in the amount set forth opposite such Member’s name on the attached Schedule A in exchange for the number of Units and Interest in the Company set forth opposite such Member’s name on the attached Schedule A. The initial Capital Contribution of the Class A Member is an amount that is equal to the required initial capital contribution of the Company under the terms of the Merit Capital Advance LLC Agreement.

5.2.2. Additional Capital Contributions. No Class B Member shall be required to make any additional Capital Contributions to the Company. Any additional Capital Contributions shall be made by, and in the sole discretion of, the Class A Member. Notwithstanding the foregoing, the Class A Member shall make additional Capital Contributions to the Company in an amount equal to any additional capital contributions required to be made by the Company to Merit Capital Advance, LLC. Such additional Capital Contributions shall be made immediately prior to the time the Company is required to make such additional capital contribution to Merit Capital Advance, LLC.

5.3. Vote of Members. Any matter requiring the vote of the Members shall be determined by a vote in accordance with their Interests as set forth on the attached Schedule A.

5.4. Additional Members. Additional Members may be admitted to the Company or additional Units issued with the prior written consent of the Members holding in the aggregate equal to or greater than fifty-one percent (51%) of the Member Interests in the Company. In the event any additional Members are admitted to the Company, the Unit(s), Interest(s) and vote in the Company of the most recently admitted Member(s) shall be as specified at the time such new Member(s) shall be admitted, and the Interest in the Company of each of the Members of the Company shall be proportionately reduced, as appropriate. The foregoing shall not apply to any substituted Member who is the transferee of one or more Units and Interest in the Company from another Member. The existing Members shall not have any pre-emptive rights to any additional Units issued hereunder.

5.5. Other Activities of Members. The Members may engage in or possess an interest in other business ventures of any nature, whether or not similar to or competitive with the activities of the Company, for their respective accounts and not for the account of the Company or the other Members.

5.6. Limitation of Liability of Members. No Member shall have any liability or obligation for any debts, liabilities or obligations of the Company, or of any agent or employee of the Company, beyond the Member’s Capital Contribution.

5.7. Loans. Loans may be made to the Company by a Member only upon the consent of the Class A Member. If a Member makes any loan to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the Capital Contribution of the Member. Interest shall accrue on any such loan at an annual rate agreed to by the Company and the Member making such loan (but not in excess of the maximum rate allowable under applicable usury laws).

5.8. Certain Units Subject to Forfeiture. Notwithstanding any other provision of this Agreement, as provided below, Mr. Capparelli’s Units are subject to forfeiture if Mr. Capparelli ceases to be employed by Merit Capital Manager, LLC or any of its affiliates (“Employer”).

5.8.1. If Mr. Capparelli is not employed by Employer prior to the first anniversary of the date hereof, Mr. Capparelli shall forfeit 100% of his Units.

5.8.2. If Mr. Capparelli is employed by Employer on the first anniversary of the date hereof but is not employed by Employer prior to the second anniversary of the date hereof, Mr. Capparelli shall forfeit 75% of his Units.

5.8.3. If Mr. Capparelli is employed by Employer on the second anniversary of the date hereof but is not employed by Employer prior to the third anniversary of the date hereof, Mr. Capparelli shall forfeit 50% of his Units.

5.8.4. If Mr. Capparelli is employed by Employer on the third anniversary of the date hereof but is not employed by Employer prior to the fourth anniversary of the date hereof, Mr. Capparelli shall forfeit 25% of his Units.

5.8.5. If Mr. Capparelli is employed by Employer on the fourth anniversary of the date hereof, his Units shall no longer be subject to forfeiture.

6. CAPITAL ACCOUNTS AND ALLOCATIONS

            6.1. Capital Accounts. A single Capital Account shall be established, determined and maintained for each Member in accordance with the “alternate test for economic effect” set forth in Regulation §1.704-l(b)(2), which provides, in part, that a Member’s Capital Account shall be:

6.1.1. increased by (i) the amount of money contributed by the Member to the Company, (ii) the fair market value of any property contributed by the Member to the Company (net of liabilities secured by such contributed property), and (iii) allocations to the Member of Company income and gain (or items thereof), including income and gain exempt from tax; and

6.1.2. decreased by (i) the amount of money distributed to the Member by the Company, (ii) the fair market value of any property distributed to the Member by the Company (net of liabilities secured by such distributed property), (iii) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly capitalized for federal income tax purposes, and (iv) allocations to the Member of Company loss and deduction (or items thereof).

            6.2. Transferred Capital Accounts; Adjustments. Upon the Transfer of all or any part of a Member’s Unit(s) and Interest in the Company, the Capital Account of the transferor Member that is attributable to the transferred interest shall carry over to the transferee Member, unless such Transfer causes a termination of the Company for federal income tax purposes, in which case the Capital Account that carries over to the transferee Member shall be adjusted in accordance with Regulation §1.704-l(b)(2)(iv)(e).

            6.3. Return of Capital. Each Member is entitled to the return of his Capital Contribution only by way of distributions made pursuant to Sections 7 and 12 hereof. No Member shall have the right to demand or receive any property other than cash in return for that Member’s Capital Contribution or to bring an action of partition against the Company or its property.

            6.4. Profits and Losses; Allocations. The income (including tax exempt income), gains, deductions, losses and credits of the Company shall be determined in conformity with standard federal tax accounting principles consistently applied and shall be allocated among the Members in the following order:

6.4.1. First, to each Member in proportion to the aggregate net losses heretofore allocated to all the Members to the extent that such net losses have not heretofore been offset by allocations of net profits pursuant to this Section 6.4.1. to the extent thereof;

6.4.2. Second, to each Member in proportion to and up to the amount of Distributable Cash distributed under Section 7.1;

6.4.2.1. Profits in excess of Distributable Cash shall first be allocated among the Members to the extent that a Member was allocated less profit than Distributable Cash in prior years under Section 6.4.2.2. hereof; and

6.4.2.2. Profits in excess of Distributable Cash shall next be allocated among the Members in proportion to their respective Interests in the Company.

6.4.3. The Company’s net profits from a Capital Transaction shall be allocated among the Members, to the extent possible, to create positive balances in the Members’ respective Capital Accounts that will result in liquidating distributions pursuant to Section 12.2 hereof being made in the manner described in Section 7.3 hereof.

6.4.4. The Company’s net losses for any Fiscal Year shall be allocated among the Members in the following order:

6.4.4.1. First, to each Member in proportion to the aggregate net profits heretofore allocated to all Members to the extent that such net profits have not heretofore been offset by allocations of net losses pursuant to this Section 6.4.4.1. to the extent thereof; and

6.4.4.2. Second, to the Members in proportion to such Member’s respective Interest in the Company; provided, however, that in the event of a contribution to the Company of property to which Section 704 of the Code applies, or a revaluation of Company property pursuant to the Regulations, allocations of items of depreciation, amortization and gain or loss, as computed for federal income tax purposes, shall be made in a manner that takes into account the variations between the adjusted tax basis of such property and its adjusted value in accordance with the “Traditional Method” set forth in the Regulations.

            6.5. Qualified Income Offset; Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.4 hereof:

6.5.1. A Member shall not be allocated items of loss, deduction or nondeductible noncapitalizable expenditure (“Loss Items”) to the extent such an allocation would cause or increase a negative balance in such Member’s Capital Account as of the close of any taxable year in excess of the sum of (i) the amount of such balance the Member is obligated or deemed obligated to restore pursuant to the Regulations, and (ii) to the extent not taken into account under clause (i), the amount of any loan with respect to which the Member is treated as bearing the risk of loss pursuant to the Regulations. Any Loss Items prohibited to be allocated to a Member by reason of this Section 6.5.1. shall be allocated to or among the other Members as provided in this Section 6 and the applicable Regulations.

6.5.2. If there is a net decrease in Company minimum gain (as defined in the Regulations) or in minimum gain attributable to Member nonrecourse debt (as defined in the Regulations) during a Company Fiscal Year, the Members shall be allocated items of Company income and gain (“Income Items”) in accordance with the Regulations. This Section 6.5.2. is intended to comply with the minimum gain chargeback requirement of the Regulations, and shall be interpreted and applied consistently therewith.

6.5.3. If a Member unexpectedly receives an adjustment, allocation or distribution described in the Regulations which results in a negative balance in such Member’s Capital Account in excess of the sum described in Section 6.5.1. above, Income Items (consisting of a pro-rata portion of each item of Company income, including gross income, and gain) shall be allocated to such Member in an amount and a manner sufficient to eliminate such excess deficit balance as quickly as possible. This Section 6.5.3. is intended to comply with the qualified income offset requirement of the Regulations, and shall be interpreted and applied consistently therewith.

6.5.4. If (i) any Loss Items shall be specifically allocated pursuant to Section 6.5.1. hereof, and the Member to whom such Loss Items has been allocated does not have a related share of minimum gain (within the meaning of the Regulations) or minimum gain attributable to Member nonrecourse debt (within the meaning of the Regulations), or (ii) any Income Items shall be specially allocated pursuant to Section 6.5.2. or 6.5.3. hereof, then as quickly as possible thereafter (but not in such a manner as to violate the provisions of any part of this Section 6.5) Income Items and Loss Items shall be allocated to such Member to reverse such special allocations. The intention of this Section 6.5.4. is to cause the ultimate adjustment of all Capital Accounts to such balances as they would have had if no special allocations had been made pursuant to Sections 6.5.1., 6.5.2. or 6.5.3. hereof during the Term but the limitation set forth in Section 6.5.1. above had instead been applied immediately prior to the liquidation of the Company taking into account all Income Items and Loss Items incurred at any time during the Term.

7. CASH DISTRIBUTIONS

            7.1. Distributable Cash. Distributions of Distributable Cash to the Members shall be made within five business days of the Company’s receipt of a distribution pursuant to Section 5.1(a) of the Merit Capital Advance LLC Agreement. Distributable Cash shall be distributed to the Members in accordance with their Interests in the Company; provided, however, if the Class A Member reasonably determines that such distribution constitutes a capital transaction of Merit Capital Advance, LLC, then such distribution shall be deemed Capital Transaction Proceeds and distributed pursuant to Section 7.3. All other distributions shall be made at the sole discretion of the Class A Member.

            7.2. Tax Distributions. The Company shall, at any time it receives a tax distribution pursuant to the Merit Capital Advance LLC Agreement, distribute the pro rata amount of such distribution to each Member. Any amount distributed pursuant to this Section 7.2 shall be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Section 7.1 and shall reduce the amounts that would subsequently otherwise be distributed to the Members pursuant to Section 7.1.

            7.3. Capital Transaction Proceeds. Distributions of Capital Transaction Proceeds to the Members shall be made in the manner, and at such time, as solely determined by the Class A Member but in no event later than sixty (60) days following the Capital Transaction giving rise to such proceeds. Capital Transaction Proceeds shall be distributed to the Members with positive Capital Account balances, pro rata, in proportion to the Members’ respective positive Capital Account balances until each Member’s Capital Account balance is zero and any excess Capital Transaction Proceeds shall be distributed, pro rata, in proportion to the Member’s respective Interest in the Company.

8. MANAGEMENT OF THE COMPANY

            8.1. Management. Except as otherwise expressly stated elsewhere in this Agreement, the business and affairs of the Company shall be managed solely by the Class A Member.

            8.2. Powers of the Class A Member. Subject to this Agreement, the Class A Member shall have the exclusive right to manage the business of the Company and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary in accordance with the provisions of this Agreement. The Class A Member shall take all actions which may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware, and to qualify the Company to do business in such other jurisdictions as required by law. All decisions concerning the management of the Company shall be made by the Class A Member. Except as otherwise provided in this Agreement or by nonwaivable provisions of the Act, the Class B Members shall not be entitled to vote on any matters concerning the management of the Company, or have the authority to bind the Company. The Class A Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by the Members under the laws of the State of Delaware.

Unless authorized in writing to do so by this Agreement or by the Class A Member, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

            8.3. Meeting of Members.

8.3.1. No annual meetings of the Members shall be held.

8.3.2. Special meetings of the Members for any proper purpose or purposes may be called at any time by the Class A Member. Only business within the purpose or purposes described in the notice (or waiver thereof) provided by the Class A Member to the Members may be conducted at a special meeting of the Members.

8.3.3. Any action to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the Interests in the Company. Every written consent shall bear the date of signature of each Member who signs the consent.

            8.4. Exculpation and Indemnification.

8.4.1. The Class A Member shall not be held liable to the Company or to any Member for any loss suffered by the Company unless such loss is caused by the Class A Member’s gross negligence, willful misconduct or violation of law. The Class A Member shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful and wanton misconduct or violation of law. The Class A Member may consult with counsel and accountants in respect of Company affairs and, provided the Class A Member acts in good faith reliance upon the advice or opinion of such counsel or accountants, the Class A Member shall not be liable for any loss suffered by the Company in reliance thereon.

8.4.2. Subject to the limitations and conditions as provided in this Section 8.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Class A Member of the Company or a director, officer, employee or agent of the Class A Member, or while a Class A Member of the Company or a director, officer, employee or agent of the Class A Member, is or was serving at the request of the Company as a Class A Member, director, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 8.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 8.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 8.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 8.4 could involve indemnification for negligence or under theories of strict liability.

8.4.3. The right to indemnification conferred in this Section 8.4 shall include the right to be paid or reimbursed by the Company the expenses incurred by a Person of the type entitled to be indemnified under Section 8.4.2. who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification. Upon request, the Company shall pay such expenses incurred and to be incurred by any such Person in advance of the final disposition of a Proceeding, upon receipt of an undertaking by such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Section 8.4 or otherwise.

8.4.4. The right to indemnification and the advancement and payment of expenses conferred in this Section 8.4 shall not be exclusive of any other right which a Person may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, vote of Members or disinterested Class A Member or otherwise.

8.4.5. The Company may purchase and maintain insurance, at its expense, to protect itself and any Member (or director, officer, employee or agent of the Class A Member), or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any amounts entitled to be indemnified whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Section 8.4.

8.4.6. If this Section 8.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Class A Member or any other Person indemnified pursuant to this Section 8.4 as to any amounts entitled to be indemnified under Section 8.4.2. to the full extent permitted by any applicable portion of this Section 8.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

            8.5. Reliance by Third Parties. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Class A Member. Any corporation, trust, partnership, or other business entity called upon to Transfer any property to or from the name or account of the Company shall be entitled to rely on instructions or assignments signed by the Class A Member without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments and without inquiry as to the validity of the Transfer.

            8.6. Class A Member Has No Exclusive Duty to Company. The Class A Member shall devote to the Company such time and effort as may be necessary for the proper performance of its duties hereunder. The Class A Member shall not be required to manage the Company as its sole and exclusive function and it may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any other Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Class A Member or to the income or proceeds derived from such investments or activities. The Class A Member shall incur no liability to the Company or any other Member as a result of engaging in any other business or venture.

            8.7. Tax Matters Member. The Class A Member is designated as the tax matters member under § 6231(a)(7) of the Code or under comparable provisions of state or local tax laws and shall have the duties and authority of a tax matters member as specified in the Code and the Regulations or under comparable provisions of state or local tax laws.

            8.8. Company Expenses. All reasonable third party expenses incurred by the Class A Member (or any third party hired by the Class A Member) for performing the services in performing its duties and obligations hereunder shall constitute operating expenses of the Company. The Class A Member shall not be required to use its own funds in carrying out any of its responsibilities under this Agreement. If the Class A Member uses its own funds to pay for any operating expenses of the Company, the Company shall reimburse the Class A Member within ten (10) days following receipt of evidence of such expenditure made by the Class A Member out of its own funds. The Members shall pay their own legal and other expenses in connection with the negotiation and execution of this Agreement.

            8.9. Tax Elections. The Company shall be treated, and shall file its tax returns, as a partnership for federal, state and local income and other tax purposes. All elections permitted to be made by the Company under the Code shall be made by the Class A Member. Notwithstanding the foregoing, no election shall be made by the Company or the Class A Member for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

9. LIABILITY AND RIGHTS OF MEMBERS

            9.1. No Participation in Management. Except as otherwise provided herein, the Members shall not participate in the management or control of Company business, nor shall the Members transact any business for the Company, nor shall the Members have the power to act for or bind the Company, said powers being vested exclusively in the Class A Member.

            9.2. No Personal Liability. No Member, employee or agent of the Company shall have any personal liability, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, obligations or liabilities of the Company or any losses beyond the amount committed by the Member to the capital of the Company. No Member shall be personally liable for the return of any Capital Contribution made to the Company by another Member.

            9.3. Death of a Member. The death of a Member shall not cause a dissolution of the Company. Upon the death of a Member, the rights of such Member to share in the Company profits and losses, to receive distributions of Company funds and to transfer his or her Unit(s) and Interest in the Company shall descend to and vest in his or her personal representatives or successors-in-interest, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company.

10. BANKING; BOOKS AND RECORDS

            10.1. Banking. All funds of the Company shall be deposited and kept in its name in such Company bank account or accounts as shall be designated by the Class A Member. All withdrawals therefrom shall be made upon checks signed by the Class A Member or its designee(s).

            10.2. Books and Records. Adequate accounting records of all Company business shall be kept and these shall be open to inspection by any of the Members at all reasonable times. The Company shall maintain its accounting records and shall report for income tax purposes on the cash or accrual method of accounting, as determined by the Class A Member.

            10.3. Tax Returns. The Class A Member shall cause all tax returns for the Company to be prepared and timely filed with the appropriate authorities, and shall provide copies of all such returns to the Members.

11. TRANSFERABILITY OF INTERESTS

            11.1. Member’s Unit(s) and Interest.  A Member may not Transfer all or part of its Unit(s) or Interest in the Company to a Person (hereinafter sometimes referred to as an “Assignee”) unless such Transfer is made in accordance with the provisions of this Section 11. Any purported Transfer in violation of the provisions of this Section 11 shall be null and void and any non-transferring Member, in addition to any other remedies available under this Agreement and at law, in equity and otherwise, may seek to enjoin such Transfer and the transferring Member, or its legal representatives, agrees to submit to the jurisdiction of any court of the State of Delaware and to be bound by any order of such court enjoining such purported Transfer. An Assignee who receives all or a portion of a Member’s Unit(s) and Interest in the Company in a Transfer made in accordance with the provisions of this Section 11 shall be entitled to receive all distributions, allocations and economic benefits attributable to the interest transferred to such Assignee, but such Assignee shall in no event be admitted to the Company as a substitute Member unless the additional requirements set forth in Section 11.5.3. below are satisfied.

            11.2. Permitted Transfers. A Member shall be permitted to Transfer all or a portion of its economic interests in the Company in each of the following circumstances:

11.2.1. If such Transfer is made with the consent of the Class A Member, which consent may be granted or withheld in the Class A Member’s sole discretion;

11.2.2. Such Transfer is made to one or more members of the Member’s Immediate Family (as defined below) or to a trust, partnership, corporation or limited liability company established for the benefit of the Member or member of the Member’s Immediate Family, provided that such transferring Member retains all of the voting rights of the Unit(s) and Interest in the Company transferred;
11.2.3. In the case of one or more Units and Interest in the Company held by a trust, such Transfer is to the beneficiary or beneficiaries of such trust; or

11.2.4. Such Transfer is made by the Class A Member to a Lender in connection with and as security for a loan; or

11.2.5. Such Transfer is made upon the death of the Member, by will or intestate succession.

As used herein, “Immediate Family” means with respect to a Person who is an individual, his or her spouse, his or her descendants, and his or her parents. In the case of a Transfer permitted under this Section 11.2, the Assignee of the transferred interest shall hold such transferred interest subject to the terms of this Agreement, including the restrictions on Transfers contained in this Section 11.

            11.3. Involuntary Transfers. If any Member becomes bankrupt or insolvent, or if all or any portion of a Member’s Unit(s) and Interest in the Company is Transferred or threatened to be Transferred involuntarily or by operation of law (other than a Transfer resulting from the death of such Member), the Company and the other Members shall have the right, but not the obligation, to purchase such Member’s Unit(s) and Interest in the Company for its fair market value, based upon such Member’s right to share in distributions from the Company. The fair market value shall be determined by an independent appraisal performed by a certified public accountant or other qualified appraiser selected by the Class A Member. Such independent appraisal shall take all relevant facts and circumstances into account, including, without limitation, minority discounts, lack of liquidity and restrictions on Transfer. At least twenty-five percent (25%) of such purchase price shall be paid in cash, with the remainder payable by means of a promissory note bearing interest at the rate of two (2) percentage points in excess of the rate of interest published from time to time in the Wall Street Journal as the prime rate of interest in effect on the date of such purchase, but in no event shall the interest rate be greater than the maximum rate permitted by law, and payable in equal quarterly payments over a period not to exceed five (5) years.

            11.4. Additional Requirements for Assignment.

11.4.1. Notwithstanding any rule of law to the contrary, no Transfer, however accomplished, whether voluntary or involuntary, of a Member’s Unit(s) and Interest in the Company, although otherwise permitted under this Section 11, shall be recognized by the Company unless and until (i) the assigning Member has given written notice thereof to the Class A Member; (ii) the Assignee agrees in writing to be bound by all of the terms of this Agreement and to assume all obligations hereunder with respect to the assigning Member’s Unit(s) and Interest in the Company, and executes and delivers such other instrument in form and substance satisfactory to the Class A Member as it may reasonably deem necessary and desirable; and (iii) the Assignee pays or obligates himself to pay, as the Class A Member may determine, all reasonable expenses connected with such substitution, including but not limited to the cost of preparing and filing any amendment of the Certificate. If the Member is deceased or incompetent, certified copies of any court order or documents may be submitted in lieu of the document which the assigning Member is required to submit under clause (i), above.

11.4.2. Unless the Class A Member shall otherwise consent, no Transfer shall be permitted if such Transfer would result in termination or deemed termination of the Company pursuant to section 708(b)(1)(B) of the Code.

11.4.3. If a Transfer of a Member’s Unit(s) and Interest in the Company satisfies the other requirements of this Section 11, the Assignee shall be entitled to the distributions and allocations to which the assigning Member would have been entitled with respect to such interest, but such Assignee shall only become a substitute Member entitled to exercise the assigning Member’s other rights under this Agreement if: (i) the Class A Member consents to such substitution (or, in the case of an Assignee of the Manger’s Unit(s) and Interest in the Company, the Members holding in the aggregate equal to or greater than fifty-one percent (51%) of the Member Interests in the Company consent to such substitution), which consent may be withheld for any reason which the Class A Member or Members deems appropriate or for no reason; and (ii) the assigning Member grants the Assignee such right, provided, however, that such grant shall be deemed to have been given in the event of a Transfer which occurs by reason of the death, incompetency or bankruptcy of the assigning Member.

11.4.4. Upon the admission of a substitute Member in accordance with this Section 11.5, Schedule A to this Agreement shall be amended to reflect the current list of Members and their respective Unit(s) and Interests in the Company.

            11.5. Securities Law Representation. The Members and any assignee of an interest of any Member hereby represent, warrant and acknowledge to the Company that:

11.5.1. the Member or assignee is acquiring its Member Interest for its own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Acts, or other applicable securities law or regulations; and

11.5.2. the Member’s or assignee’s Member Interest may only be disposed of pursuant to an effective registration statement filed under the Securities Acts, or pursuant to an exemption from the registration requirements of the Securities Acts; the Company has not filed such a registration statement nor has any obligations to do so, nor has agreed to do so, nor contemplates doing so in the future; and in the absence of such a registration statement or such an exemption, the Member may have to hold its Member Interest indefinitely and may be unable to liquidate it in case of a financial emergency.

            11.6. Repurchase Option.

11.6.1. In the event a Class B Member other than Crit DeMent or Miles Herman is no longer employed by the Class A Member or any of its Affiliates (the “Separation”), such Member’s Units will be subject to repurchase at the option of the Company pursuant to the terms and conditions set forth in this Section 11.6 (the “Repurchase Option”).

11.6.2. The purchase price for each Unit will be the fair market value of such Unit. The fair market value shall be determined by the manner described in Section 11.3.

11.6.3. The Company shall have a one time right to exercise such option by giving notice to such Member to purchase all, but not less than all, of such Member’s Units by delivering written notice (the “Repurchase Notice”) to the Member within sixty (60) days after the Separation.

11.6.4. The closing of the purchase of the Units pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than thirty (30) days nor less than five (5) days after the delivery of such notice or after the receipt by the Company of a binding determination of the Units’ fair market value, whichever is later. The Company will pay for the Units to be purchased by it pursuant to the Repurchase Option by a check or wire transfer of funds. At least twenty-five percent (25%) of such purchase price shall be paid in cash, with the remainder payable by means of a promissory note bearing interest at the rate of two (2) percentage points in excess of the rate of interest published from time to time in the Wall Street Journal as the prime rate of interest in effect on the date of such purchase, but in no event shall the interest rate be greater than the maximum rate permitted by law, and payable in equal quarterly payments over a period not to exceed five (5) years.

12. TERMINATION AND LIQUIDATION

            12.1. Termination. The existence of the Company shall terminate upon the occurrence of any of the following:

12.1.1. Upon the written consent of the Members holding in the aggregate equal to or greater than fifty-one percent (51%) of the Interests in the Company; or

12.1.2. Upon entry of a decree of judicial dissolution pursuant to the Act.

On the occurrence of an event described in Section 12.1, the Company shall be liquidated, and the affairs of the Company shall be wound up in accordance with the provisions of Section 12.2.

            12.2. Liquidation. Upon the dissolution of the Company its assets shall be sold and reduced to cash and/or distributed in kind to the Members as provided in this Section 12.2. After the payment of all expenses and charges and the establishment of any reserve deemed by the Class A Member to be necessary or appropriate for the payment of any contingent or unsettled claims, all available cash and any remaining assets of the Company shall be distributed to the Members in proportion to their respective Capital Accounts, to the extent the sums are positive, and then in accordance with their respective Interests in the Company, subject to the prior discharge of any liabilities of the Company, first to outside creditors in order of legal priority and then to the Members (except liabilities arising from their respective rights to participate in distributions hereunder) and to the payment or setting aside of an amount sufficient to pay the costs of dissolution and winding up.

For purposes of making such liquidation distributions, the Capital Accounts of the Members shall be adjusted to reflect all Capital Account adjustments for the Company’s taxable year during which such liquidation occurs (other than those made pursuant to the preceding portions of this paragraph) and after adjustment for all items of unrealized income, gain, loss or deduction inherent in any property to be distributed to the Members that have not been previously reflected in their Capital Accounts, determined as if there had been a taxable disposition of the distributed property for its fair market value on the date of liquidation.

If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Members shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(6)(2)(ii)(g), distributions shall be made pursuant to this Section 12 to the Member’s who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)2)(ii)(b)(2). Notwithstanding anything to the contrary, in the event the Company is liquidating within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and liquidated under this Section 12, liquidating distributions shall be made pursuant to this Section by the end of the taxable year in which the Company is liquidated, or if later, within 90 days after the date of such liquidation. Distributions pursuant to the preceding sentence may be made to a trust for the purpose of an orderly liquidation of the Company by the trust in accordance with the Act. Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but the Company is not liquidated under this Section 12, the property of the Company shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed to have liquidated and reconstituted in the manner provided in the Regulations under Code Section 704.

13. MISCELLANEOUS

  13.1. Amendments. Subject to the provisions of Section 13.13, amendments to this Agreement shall become effective only upon the execution of a written instrument describing said amendment and signed by the Members holding in the aggregate equal to or greater than fifty-one percent (51%) of the Interests in the Company. Notwithstanding the foregoing, the Class A Member (pursuant to the Class A Member’s power of attorney from Member), without the consent of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:

13.1.1. a change in the name of the Company, in the registered office or registered agent of the Company, or in the location of the principal place of business of the Company;

13.1.2. the admission, substitution, or removal of a Member in accordance with this Agreement;

13.1.3. a change that the Class A Member has determined is reasonable and necessary or appropriate to qualify or register, or continue the qualification or registration of, the Company as a limited liability company (or a partnership in which the Member has limited liability) under the laws of any state or which change is necessary or advisable in the opinion of the Class A Member to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes;

13.1.4. a change that (i) the Class A Member has determined does not adversely affect the Members in any material respect, or (ii) is necessary or desirable to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute; or

13.1.5. an amendment that is necessary, in the opinion of counsel to the Company, to prevent the Company or the Class A Member or its directors, officers, employees, agents, or representatives from in any manner being subjected to the “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended.

Notice to Members of an amendment pursuant to this Section 13.1 shall not be necessary.

13.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such jurisdiction.

13.3. Headings. The headings herein have been included for convenience of reference only and shall not be considered in interpreting this Agreement.

13.4. Integration. This Agreement constitutes the sole agreement among the Members with respect to the subject matter hereof and shall supersede all oral agreements and prior writings with respect to the subject matter hereof.

13.5. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

13.6. Severability. If any provision of this Agreement is held to be invalid, the same shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect.

13.7. Counterparts. This Agreement may be executed in counterparts, and by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement.

13.8. Dissociation. Each Member does hereby waive any right to dissociate or the right to take any other action which might otherwise be available to such Member for the purpose of severing his relationship with the Company, or such Member’s Unit(s) and Interest in the Company from the Unit(s) and Interests in the Company of the other Members until the end of the Term, except as otherwise provided in Section 11 hereof.

13.9. Notices. All notices required to be given pursuant to this Agreement shall be given personally or be sent by hand delivery, certified mail, return receipt requested, overnight express delivery service, telegram, telex, or telecopy to the addresses specified on Schedule A or, for a Member who shall become a Member after the execution hereof, on the joinder or other agreement executed by such Member (or any superseding addresses specified by proper notice) with all postage or other charges of conveyance prepaid and shall be effective upon the earlier of the actual receipt thereof or the second day (excluding weekends and Federal holidays) after the proper sending thereof.

13.10. Execution of Documents. The Members agree that they shall execute the Certificate or any amendment thereto or any other instrument necessary to carry our the terms of this Agreement and the actions contemplated hereby.

13.10.1. Authority. Nothing herein shall serve to limit or otherwise diminish the authority of the Class A Member to take any and all actions as are permitted in the Agreement.

13.10.2. Prevailing Party. The prevailing party in any arbitration and/or litigation shall be entitled to be reimbursed by the non-prevailing party for all attorney’s fees and costs.

13.11. Power of Attorney. The Members hereby make, constitute and appoint the Class A Member as their true and lawful attorney, to make, sign, execute, acknowledge and file with respect to the Company;

13.11.1. such formation documents and such amended formation documents as may be required by law or pursuant to the provisions of this Agreement;

13.11.2. all documents required to qualify the Company to do business in other states;

13.11.3. documents of transfer of Member Interests and all other instruments to effect said transfers in the event the provisions of this Agreement have been complied with; and

13.11.4. all documents required to reflect the dissolution and termination of the Company after it has been dissolved or terminated in accordance herewith.

The foregoing power of attorney is hereby declared to be irrevocable and is a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, legal disability, withdrawal, dissolution, bankruptcy, insolvency or termination of any Member or the transfer of all or any portion of a Member Interest, and shall extend to each Member’s heirs, legal representatives, successors and assigns.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the day and year first above written.

Class A Member:

LEAF Financial Corporation

By: _______________________________
Name:
Title:

Class B Members:

___________________________________
Crit DeMent

___________________________________
Miles Herman

___________________________________
Robert Moskovitz

___________________________________
David English

___________________________________
Matthew Goldenberg

___________________________________
Nicholas Capparelli

= 1 LW: 264452.2LW: 264452.2

SCHEDULE A TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
LEAF VENTURES, LLC

Name of Members	Capital Contribution	Units		Interests in the Company
LEAF Financial Corporation	$2,500,000	920		92.0%
Crit DeMent	0	20		2.0%
Nicholas Capparelli	0	20	[1]	2.0%
Miles Herman	0	15		1.5%
Robert Moskovitz	0	10		1.0%
David English	0	10		1.0%
Matthew Goldenberg	0	5		0.5%
Totals	$2,500,000	1,000		100%
1 Mr. Capparelli’s Units are subject to the conditions set forth in Section 5.8.

Unless otherwise noted in the books and records of the Company, Members’ addresses are as follows:

Class A Member:

LEAF Financial Corporation
1818 Market Street
9th Floor
Philadelphia, PA 19103
Attn: Chief Executive Officer

Each Class B Member:

c/o LEAF Financial Corporation
1818 Market Street
9th Floor
Philadelphia, PA 19103